As filed with the Securities and Exchange Commission on March 27, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOCAL BOUNTI CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-3686055 (I.R.S. Employer Identification No.)
490 Foley Lane
Hamilton, MT 59840
(Address of Principal Executive Offices) (Zip Code)

Local Bounti Corporation 2021 Equity Incentive Plan Local Bounti Corporation 2021 Employee Stock Purchase Plan (Full title of the plans)

Kathleen Valiasek President and Chief Executive Officer 490 Foley Lane Hamilton, MT 59840 (800) 640-4016
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:

Albert W. Vanderlaan, Esq. Orrick Herrington & Sutcliffe LLP 222 Berkeley Street Suite 2000 Boston, MA 02116 (617) 880-1800	Margaret McCandless General Counsel Local Bounti Corporation 490 Foley Lane Hamilton, MT 59840 (800) 640-4016

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Local Bounti Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional (i) 888,952 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), under the Local Bounti Corporation 2021 Equity Incentive Plan, as amended (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2026, and (ii) 222,238 shares of Common Stock under the Local Bounti Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s (i) registration statement on Form S-8 (File No. 333-262325) filed with the Commission on January 24, 2022, (ii) registration statement on Form S-8 (File No. 333-271058) filed with the Commission on March 31, 2023, (iii) registration statement on Form S-8 (File No. 333-278356) filed with the Commission on March 28, 2024, (iv) registration statement on Form S-8 (File No. 333-280232) filed with the Commission on June 14, 2024; (v) registration statement on Form S-8 (File No. 333-286283) filed with the Commission on March 31, 2025; and (vi) registration statement on Form S-8 (File No. 333-288024) filed with the Commission on June 13, 2025.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit
5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.
23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
99.1
Local Bounti Corporation 2021 Equity Incentive Plan (and related forms of award agreements) (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, filed with the Commission on November 24, 2021).

99.2	Amendment to Local Bounti Corporation 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the Commission on June 14, 2024).
99.3	Local Bounti Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, filed with the Commission on November 24, 2021).
107*	Filing Fee Table.
__________________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana, on March 27, 2026.

Local Bounti Corporation

By:	/s/ Kathleen Valiasek
Name:	Kathleen Valiasek
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kathleen Valiasek and Margaret McCandless, and each or any of them, such individual’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such individual and in such individual’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Kathleen Valiasek	President, Chief Executive Officer, and Director	March 27, 2026
Kathleen Valiasek	(Principal Executive Officer)

/s/ Anthony Hughes	Interim Chief Financial Officer	March 27, 2026
Anthony Hughes	(Principal Financial and Accounting Officer)

/s/ Craig M. Hurlbert	Executive Chairman and Director	March 27, 2026
Craig M. Hurlbert

/s/ Travis M. Joyner	Director	March 27, 2026
Travis M. Joyner

/s/ Pamela Brewster	Director	March 27, 2026
Pamela Brewster

/s/ Michael Molnar	Director	March 27, 2026
Michael Molnar

/s/ Mark J. Nelson	Director	March 27, 2026
Mark J. Nelson

/s/ Matthew Nordby	Director	March 27, 2026
Matthew Nordby

/s/ Charles R. Schwab, Jr.	Director	March 27, 2026
Charles R. Schwab, Jr.